UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

LAPIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-100979	27-0016420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Kinderkamack Road, Emerson, New Jersey		07630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 225-0190
n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 26, 2012, entities controlled by David L. Lucatz, the president and chief executive officer of Lapis Technologies, Inc. (the  “Company”), entered into a management and consulting services agreement with the Company.  The agreement provides that the Company will pay the entities controlled by Mr. Lucatz: (i) management fees of $13,333 on a monthly basis, and cover other monthly expenses, (ii) an annual bonus of 3% of the average annual EBITDA for any one year that exceeds the average annual EBITDA for 2011 and 2010, and (iii) a one-time bonus of 0.5% of the purchase price of any acquisition or capital raising transaction completed by the Company during the term of the agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On November 26, 2012, entities controlled by David L. Lucatz, the president and chief executive officer of the Company, entered into management and consulting services agreements with the Company and Subsidiary.  A summary of this agreement is provided above under Item 1.01 and is incorporated herein by reference in response to this Item 5.02.

(b)           On November 26, 2012, the board of directors and the stockholders of the Company approved the Company’s 2012 Stock Incentive Plan (the “Plan”).  A summary of the terms and conditions of the Plan follows:

Administration.  The administration of the Plan may be provided by a Committee of two or more directors (the “Committee”), which will have the authority to determine the types of equity awards and the terms on which such awards are granted under the Plan.  The Committee will determine the recipients of awards, the size of awards to be granted to eligible participants, the exercise price, vesting period and award period at the time an award is granted, as applicable; and, for awards issued to Israeli residents, their designation for purposes of tax treatment under the Israeli Income Tax Ordinance (the “Ordinance”).  In making such determinations, the Committee may take into account the nature and period of service of each eligible person, such eligible person’s degree of responsibility for and contribution to the Company’s growth and success or that of any subsidiary, promotion potential and any other factors the Committee deems relevant.

The Committee will also interpret the provisions and supervise the administration of the Plan.  The Plan provides that no option shall be granted with a time period for exercise greater than 10 years from the date of grant.  The exercise price of options will be payable in cash or the holder of an option may request approval from the Committee to exercise an option or a portion thereof by tendering shares of common stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.

The Plan allows for grants of stock options, including incentive stock options (“ISOs”), nonqualified stock options and stock options granted to Israeli residents under the Ordinance.  The Plan requires that the exercise price of an option will not be less than 100% of the fair market value of the common stock on the trading day immediately preceding the date the option is granted.  No ISO may be granted under the Plan to anyone who owns more than 10% of the total combined voting power of all classes of stock unless the exercise price is at least 110% of the fair market value of the common stock on the trading day immediately preceding the date the option is granted and the option is not exercisable more than five years after it is granted.  The maximum number of shares that may be subject to options granted under the Plan to any individual in any calendar year may not exceed 100,000, but new employees of the Company or of any subsidiary will be eligible to receive options to purchase up to 200,000 shares of our common stock in the calendar year in which they commence their employment.  The limitations described in the prior sentence only apply to stock option grants under United States Internal Revenue Code of 1986, as amended.  There is no limit on the fair market value of ISOs that may be granted to an employee in any calendar year, but no employee may be granted ISOs that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000 in a calendar year.  An option (or an installment thereof) counts against the $100,000 annual limitation only in the year it first becomes exercisable.

Shares Subject to the Plan.  A maximum of 1,000,000 shares of common stock may be issued pursuant to awards granted under the Plan.  As of November 26, 2012, there were no outstanding awards.  Upon any merger, reorganization, consolidation, recapitalization, stock dividend, or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the Plan, to the terms of the grant of awards described below and to outstanding awards.  If shares of our common stock are subject to an award that terminates without such shares being issued, then such shares of stock will again be available for grant and issuance under this Plan.  Shares of common stock used to pay the exercise price of an option or to satisfy tax withholding obligations shall not be available for future grant or issuance under the Plan.

Eligibility.  The persons eligible for participation in the Plan shall be all employees, officers and directors, and, subject to certain conditions, consultants and advisors to the Company or any of its subsidiaries.

Transfer of Awards.  In general, during the lifetime of the optionee, an option will be exercised only by the optionee and awards may not be transferred or assigned, except by will or the laws of descent and distribution.  Awards may also be transferred under a qualified domestic relations order.

Change in Control.  The Plan provides that, in the event that (1) a tender offer (or series of related offers) is made and consummated for the ownership of 50% or more of our outstanding voting securities; (2) the Company is merged or consolidated with another corporation; (3) the Company sells substantially all of our assets to another corporation that is not wholly owned by the Company; or (4) a Person (as that term is defined in the Plan) acquires 50% or more of our outstanding voting securities, whether directly, indirectly, beneficially or of record (a “Change in Control”), the Committee, in its sole discretion, may accelerate the vesting and exercisability of options or determine that each outstanding option shall terminate within a specified number of days after notice to the participant thereunder, and each such participant shall receive, with respect to each share of our common stock subject to such option, an amount equal to the excess of the fair market value of such shares immediately prior to such Change in Control over the exercise price per share of such option.

Termination of Options.  If an optionee’s employment is terminated as a result of death or disability, any options granted to such optionee may be exercised by such optionee (or, in the case of death, his estate) at any time within the shorter of one year or 30 days, respectively, after the date such optionee’s employment is terminated or expiration of the stated term of such options, but only to the extent such options were exercisable on such date.  If an optionee’s employment is terminated other than for cause (except as described above) or following an employee’s Normal Retirement or Early Retirement (as those terms are defined in the Plan), any options granted to such optionee may be exercised by such optionee at any time within 90 days after the date of such optionee’s termination or retirement, but only to the extent such options were exercisable on such date.

Rule 16b-3 Compliance.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted so as to be consistent with the provisions of Rule 16b-3 of the Exchange Act.

Tax Treatment of ISOs.  In general, no taxable income for federal income tax purposes will be recognized by an option holder upon receipt or exercise of an ISO, and we will not then be entitled to any tax deduction.  Assuming that the option holder does not dispose of the option shares before the later of (1) two years after the date of grant or (2) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.  If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for federal income tax purposes in the year of disposition equal to the lesser of (1) the difference between the fair market value of the shares at the date of exercise and the exercise price, or (2) the difference between the sale price upon disposition and the exercise price.  Any additional gain on such disqualifying disposition will be treated as capital gain.  In addition, if such a disqualifying disposition is made by the option holder, we will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided that such amount constitutes an ordinary and reasonable expense of ours.

Tax Treatment of Nonqualified Stock Options.  No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and we will not be entitled to a tax deduction for such grant.  Upon the exercise of a nonqualified stock option, the option holder will include in taxable income, for federal income tax purposes, the excess in value on the date of exercise of the shares acquired pursuant to the nonqualified stock option over the exercise price.  Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.  We generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Israeli Income Tax Consequences.  Under the Plan, employees may only be granted options subject the terms of Section 102 of the provisions of the Ordinance and non-employees may only be granted options subject to the terms of Section 3(i) of the Ordinance.  In accordance with the terms and conditions imposed by Section 102 of the Ordinance, optionees that receive options under the Plan are afforded certain tax benefits.  We may elect the benefits available under the capital gains alternative or the ordinary income alternative.  To qualify for these benefits, certain requirements must be met, including registration of the options in the name of a trustee.  Each option, and any common stock acquired upon the exercise of the option, must be held by the trustee for a period commencing on the date of grant and ending no earlier than 24 months after the end of the tax year in which the option was granted and deposited in trust with the trustee.  Under the terms of the capital gains alternative, we may not deduct expenses pertaining to the options for tax purposes.  We may also grant our employees options pursuant to Section 102(c) of the Ordinance that are not required to be held in trust by a trustee.  This alternative, while facilitating immediate exercise of vested options and sale of the underlying shares, will subject the optionee to the marginal income tax rate of up to 50% as well as payments to the Israeli National Insurance Institute and health tax on the date of the sale of the shares or options.  Non-employees are granted options subject to Section 3(i) of the Ordinance.  Under that section, the income tax on the benefit arising to the optionee upon the exercise of options and the issuance of common stock is generally due at the time of exercise of the options.

Re-Pricing of Options.  The Plan provides that awards granted may not be re-priced or replaced without the approval of the holders of a majority of the outstanding shares of our voting stock.

Termination of the Plan.  The board of directors is authorized to amend, suspend or terminate the Plan, except that it is not authorized, without stockholder approval to (1) materially increase the number of shares issuable under the Plan; (2) materially increase the benefits accruing to the option holders under the Plan; (3) materially modify the Plan eligibility requirements; (4) decrease the exercise price of options below 100% of the underlying stock’s fair market value on the grant date; or (5) extend the term of any option beyond that provided for in the Plan.

Unless terminated earlier by the board of directors, the Plan will expire on November 26, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPIS TECHNOLOGIES, INC.

Dated: November 30, 2012	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer